EXHIBIT 11.1

                 MGIC INVESTMENT CORPORATION AND SUBSIDIARIES
               STATEMENT RE COMPUTATION OF NET INCOME PER SHARE
           Three and Six Month Periods Ended June 30, 1996 and 1995

                                Three Months Ended     Six Months Ended
                                      June 30,             June 30,
                                -------------------   -------------------
                                  1996       1995       1996       1995
                                --------   --------   --------   --------
                            (In thousands of dollars, except per share data)

PRIMARY NET INCOME PER SHARE

Adjusted shares outstanding:
  Average common shares
    outstanding                   58,904     58,530     58,846     58,477
  Net shares to be issued upon
    exercise of dilutive stock
    options after applying
    treasury stock method            562        719        604        711
                                --------   --------   --------   --------
  Adjusted shares outstanding     59,466     59,249     59,450     59,188
                                ========   ========   ========   ========
Net income                      $ 62,650   $ 49,945   $121,110   $ 95,163
                                ========   ========   ========   ========
Primary net income per share    $   1.05   $   0.84   $   2.04   $   1.61
                                ========   ========   ========   ========

FULLY DILUTED NET INCOME PER SHARE

Adjusted shares outstanding:
  Average common shares
    outstanding                   58,904     58,530     58,846     58,477
  Net shares to be issued upon
    exercise of dilutive stock
    options after applying
    treasury stock method            563        743        604        773
                                --------   --------   --------   --------
  Adjusted shares outstanding     59,467     59,273     59,450     59,250
                                ========   ========   ========   ========
Net income                      $ 62,650   $ 49,945   $121,110   $ 95,163
                                ========   ========   ========   ========
Fully diluted net income
 per share                      $   1.05   $   0.84   $   2.04   $   1.61
                                ========   ========   ========   ========
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